Exhibit 10.19

CONTRIBUTION AGREEMENT

by and among

TIGRESS HOLDINGS, LLC,

WPS PRIME SERVICES, LLC

AND

SIEBERT FINANCIAL CORP.

November 16, 2021

This CONTRIBUTION AGREEMENT, dated as of November 16, 2021 (this “Agreement”), is by and among Tigress Holdings, LLC, a limited liability company organized under the laws of Delaware (the “Tigress Holdings”), WPS Prime Services, LLC, a limited liability company organized under the laws of Delaware (the “WPS Prime”), and Siebert Financial Corp., a corporation organized under the laws of New York (“Siebert Financial”). Each of Tigress Holdings, WPS Prime and Siebert Financial are referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Tigress Holdings owns ninety-nine percent (99%) of the issued and outstanding membership interests in Tigress Financial Partners, LLC, a limited liability company organized under the laws of Delaware (“Tigress Financial”), and Siebert Financial owns one hundred percent (100%) of the issued and outstanding membership interests in WPS Prime; and

WHEREAS, Tigress Holdings desires to contribute and issue to Siebert Financial limited liability company membership interests representing twenty-four percent (24%) of the membership interests in Tigress Holdings; and

WHEREAS, WPS Prime desires to contribute and issue to Tigress Holdings limited liability company membership interests representing twenty-four percent (24%) of the outstanding membership interests of WPS Prime; and

WHEREAS, Siebert Financial desires to issue common stock, $0.01 par value (“Common Stock”) to Tigress Holdings, representing the difference in value between the Tigress Holdings membership interests and the WPS Prime membership interests;

NOW THEREFORE, in consideration of the foregoing premises, which are hereby incorporated into the terms hereof, and the respective representations, warranties, covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Article I. DEFINITIONS

Section 1.1 Definitions. When used in this Agreement, the following terms have the meanings assigned to them in this Section 1.1:

(a)               “Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For purposes of this definition, “control” of a Person means the power to, directly or indirectly, direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interests, by Contract or otherwise, including, with respect to a corporation, partnership or limited liability company, the direct or indirect ownership of more than 50% of the voting securities of such corporation or the voting interest of such partnership or limited liability company.

(b)               “Agents” means, with respect to any Person, the officers, directors, managers, employees, counsel, accountants, financial advisors, consultants and other representatives of such Person.

(c)               “Agreement” has the meaning set forth in the preamble to this Agreement.

(d)               “Applicable Survival Period” has the meaning set forth in Section 7.1(c).

(e)               “Associated Person” has the meaning set forth in Section 3(a)(18) of the Exchange Act or the meaning set forth in the Commodity Exchange Act, as applicable.

(f)                “Business” means the provision of prime brokerage broker-dealer services to Customer Accounts.

(g)               “Business Day” means any day other than a Saturday, Sunday or other day on which banks located in the State of New York are authorized or required by Law to close.

(h)               “CFTC” means the United States Commodity Futures Trading Commission.

(i)                 “Closing” has the meaning set forth in Section 2.3.

(j)                 “Closing Date” has the meaning set forth in Section 2.3.

(k)               “Code” means the Internal Revenue Code of 1986.

(l)                 “Commodity Exchange Act” means the Commodity Exchange Act of 1936.

(m)             “Contract” means any written or oral contract, lease, license, indenture, undertaking or other agreement that is legally binding.

(n)               “Covered Losses” has the meaning set forth in Section 7.2(b).

(o)               “Deductible” has the meaning set forth in Section 7.2(b).

(p)               “Dollars” or “$” means the lawful currency of the United States.

(q)               “Exchange Act” means the Securities Exchange Act of 1934.

(r)                “Financial Statements” means includes all of the following: (a) the balance sheet and the related statements of income and expenses, retained earnings, changes in financial position and cash flows for the twelve-month period then ended; and (b) any and all interim financial statements thereafter issued.

(s)                “Financial Statement Date” means the date of the most recent Financial Statements.

(t)                 “FINRA” means the Financial Industry Regulatory Authority, Inc.

(u)               “Form BD” means the Uniform Application for Broker-Dealer Registration.

(v)               “GAAP” means generally accepted accounting principles in the United States, consistently applied in accordance with past practices.

(w)             “Governmental Entity” means any federal, state, local, domestic or foreign agency, court, tribunal, administrative body, arbitration panel, department or other legislative, judicial, regulatory, governmental or quasi-governmental entity, including any SRO with competent jurisdiction.

(x)               “Indemnitee” means any Person that is entitled to indemnification pursuant to the provisions of this Agreement.

(y)               “Indemnitor” means any Party from which a Person is entitled to indemnification pursuant to the provisions of this Agreement.

(z)               “Intellectual Property” means all (i) patents and patent applications, (ii) trademarks, service marks, trademark and service mark applications and registrations, trade dress. logos, trade names, monograms, tag lines, slogans, brand names and domain names, (iii) copyrights, together with all applications, registrations and renewals therefor, (iv) trade secrets (v) source code, object code, databases, instruction manuals and related material.

(aa)            “Knowledge” means, (i) in the case of WPS Prime, the actual knowledge after reasonable inquiry of Michael Mayerhofer or Andrew Reich, (ii) in the case of Siebert Financial, the actual knowledge after reasonable inquiry of Andrew Reich, and (iii) in the case of Tigress Holdings, the actual knowledge after reasonable inquiry of Gary Esayian or Cynthia DiBartolo.

(bb)           “Law” means, with respect to any Person, any statute, law, code, treaty, ordinance, rule or regulation of any Governmental Entity applicable to such Person.

(cc)            “Legal Proceeding” means any legal proceeding (whether at law or in equity) or arbitration before, or any formal investigation by, a Governmental Entity.

(dd)           “Lien” means, with respect to any property or asset, any lien, mortgage, pledge, charge, security interest or other encumbrance in respect of such property or asset.

(ee)            “Losses” has the meaning set forth in Section 7.2(a).

(ff)              “Material Contracts” have the meaning set forth in Section 3.13.1

(gg)           “NFA” means the National Futures Association.

(hh)           “Notice of Claim” has the meaning set forth in Section 7.4(a).

(ii)              “Order” means any award, injunction, judgment, order, writ, decree or ruling entered, issued, made or rendered by any Governmental Entity that possesses competent jurisdiction.

(jj)              “Party” and “Parties” have the meanings set forth in the preamble to this Agreement.

(kk)           “Permit” means consent, approval, license, permit, certificate or authorization from any Governmental Entity.

(ll)              “Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, other business organization or Governmental Entity.

(mm)      “Records” means the books and records (including those that are required to be maintained pursuant to Section 17(a) of the Exchange Act, the Commodity Exchange Act, FINRA, state securities and insurance regulators and other applicable rules of any applicable Governmental Entity).

(nn)           “Registered Representative” means a Futures Registered Representative or a Securities Registered Representative.

(oo)           “Securities Registered Representative” means a Person registered with FINRA as a representative of WPS Prime to offer and sell securities products.

(pp)           “SEC” means the United States Securities and Exchange Commission.

(qq)           “SEC Reports” has the meaning set forth in Section 5.5.

(rr)              “Shares” has the meaning set forth in Section 2.1(c).

(ss)             “Siebert Financial” has the meaning set forth in the preamble to this Agreement.

(tt)              “Tigress Financial” has the meaning set forth in the preamble to this Agreement.

(uu)           “Tigress Holdings” has the meaning set forth in the preamble to this Agreement.

(vv)           “Tigress Holdings Indemnitees” has the meaning set forth in Section 7.2(a).

(ww)       “Tigress Holdings Membership Interests” has the meaning set forth in Section 2.1(a).

(xx)           “WPS Prime” has the meaning set forth in the preamble to this Agreement.

(yy)           “WPS Prime Membership Interests” has the meaning set forth in Section 2.1(b).

(zz)            “SRO” means any self-regulatory organization, including FINRA.

(aaa)        “Survival Period” has the meaning set forth in Section 7.1(c).

(bbb)       “Tax” or “Taxes” means (a) any United States local, state or federal or foreign income, gross receipts, license, profits, franchise, withholding, ad valorem, personal property (tangible and intangible), employment, payroll, sales and use, social security (or similar including FICA), unemployment, registration, disability, occupation, real property, escheat, unclaimed property, severance, stamp, premium, windfall profits, environmental, customs, duties, capital stock, excise, alternative or add-on minimum, estimated or other taxes of any kind or any charge of any kind in the nature of (or similar to) taxes imposed by a Taxing Authority, including any interest, penalty or addition thereto, in each case whether disputed or not and (b) any liability for the payment of any amounts of the type described in clause (a) as a result of being a member of an affiliated, consolidated, combined or unitary group, as a result of any tax sharing or tax allocation agreement, arrangement or understanding, or as a result of being liable for another person’s taxes as a transferee or successor.

(ccc)        “Taxing Authority” means, with respect to any Tax, the Governmental Entity or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such entity or subdivision.

(ddd)       “Third Party Claim” has the meaning set forth in Section 7.4(a).

(eee)        “Third Party Defense” has the meaning set forth in Section 7.4(b).

Section 1.2 Construction. For purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires: (a) the meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting any gender shall include the other genders as the context requires; (b) where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning; (c) the terms “hereof”, “herein”, “hereunder”, “hereby” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) when a reference is made in this Agreement to an Article, Section, paragraph, Exhibit or Schedule, such reference is to an Article, Section or paragraph of this Agreement unless otherwise specified; (e) the word “include”, “includes” and “including” when used in this Agreement shall be deemed to be followed by the words “without limitation”, unless otherwise specified; (f) a reference to any Party to this Agreement or any other agreement or document shall include such Party’s predecessors, successors and permitted assigns; (g) all accounting terms used and not defined herein have the respective meanings given to them under GAAP; (h) the word “or” shall be disjunctive and not exclusive; and (i) any reference to a statute or regulation is to the statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute or regulation includes any successor to the section. The Parties hereto have participated jointly in the negotiation and drafting of this Agreement, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party by virtue of the authorship of this Agreement shall not apply to the construction and interpretation hereof.

Article II. MEMBERSHIP INTERESTS CONTRIBUTION

Section 2.1 Contribution of Membership Interests; Issuance of Siebert Financial Common Stock. Upon the terms and subject to the conditions of this Agreement:

(a)       Tigress Holdings, as of the Closing Date, does hereby contribute, transfer, assign and deliver to Siebert Financial good, valid and marketable title, free and clear of any and all liens, encumbrances, liabilities, obligations, restrictions (other than applicable securities laws restrictions) or rights of others of any character whatsoever, limited liability company membership interests in Tigress Holdings as described on Exhibit 2.1(a) hereto (such membership interests in Tigress Holdings, hereinafter, “Tigress Holdings Membership Interests”);

(b)       WPS Prime, as of the Closing Date, does hereby issue to Tigress Holdings good, valid and marketable title, free and clear of any and all liens, encumbrances, liabilities, obligations, restrictions (other than applicable securities laws restrictions) or rights of others of any character whatsoever, limited liability company membership interests in WPS Prime as described on Exhibit 2.1(b) hereto (such membership interests in WPS Prime, hereinafter, “WPS Prime Membership Interests”);

(c)       Siebert Financial, as of the Closing Date, does hereby issue to Tigress Holdings good, valid and marketable title, free and clear of any and all liens, encumbrances, liabilities, obligations, restrictions (other than applicable securities laws restrictions) or rights of others of any character whatsoever, such number of shares of Common Stock of Siebert Financial equal to the difference between the value of the Tigress Holdings Membership Interests and the WPS Prime Membership Interests divided by the simple average trading price of Siebert common stock over the 60-day period up to and including November 4, 2021, as quoted by The Nasdaq Stock Market as set forth on Exhibit 2.1(c) hereto (such shares of Common Stock in Siebert Financial, hereinafter, “Shares”).

Section 2.2 Purchase Price. The purchase price of the Tigress Holdings Membership Interests and the WPS Prime Membership Interests shall be as set forth on Exhibit 2.2 hereto.

Section 2.3 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on the date this Agreement is executed by electronic exchange of the documents (which may be in counterparts) required to be delivered pursuant to Section 2.4 or such other date as the Parties may agree (the date on which the Closing actually occurs being referred to herein as the “Closing Date”).

Section 2.4 Conditions to Closing; Post-Closing Covenants.

(a)               Conditions to Obligations of Tigress Holdings. The obligations of Tigress Holdings to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to Closing, of each of the following conditions:

(i)       the representations and warranties of WPS Prime set forth in Article III and of Siebert Financial set forth in Article V shall be true and correct in all material respects (without giving effect to any limitation as to materiality or similar qualifications contained in such representations and warranties) as of the Closing Date as though made on and as of such date (except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date);

(ii)       the covenants, agreements and obligations required by this Agreement to be performed and complied with by WPS Prime and by Siebert Financial prior to or at the Closing Date shall have been performed and complied with in all material respects prior to or at the Closing Date; and

(iii)       at the Closing:

(A)        WPS Prime will deliver the WPS Prime Membership Interests to Tigress Holdings;

(B)        Siebert Financial will deliver the Shares to Tigress Holdings;

(C)        WPS Prime and Siebert Financial will each deliver a certificate executed by an authorized officer, dated as of the Closing Date, stating that as to representations made by each, as the case may be, as of the Closing Date:

1.       the representations and warranties of WPS Prime and Siebert Financial set forth in Article III and Article V, respectively, shall be true and correct in all material respects (without giving effect to any limitation as to materiality or similar qualifications contained in such representations and warranties) as of the Closing Date as though made on and as of such date (except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date); and

2.       the covenants, agreements and obligations required by this Agreement to be performed and complied with by WSP Prime and Siebert Financial prior to or at the Closing Date shall have been performed and complied with in all material respects prior to or at the Closing Date; and

(D)        WPS Prime will deliver to Tigress Holdings an executed copy of the Amended and Restated Operating Agreement of WPS Prime Services, LLC in the form attached hereto as Exhibit 2.4.

(b)               Conditions to Obligations of WPS Prime and Siebert Financial. The obligations of each of WPS Prime and Siebert Financial to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to Closing, of each of the following conditions:

(i)       the representations and warranties of Tigress Holdings set forth in Article IV shall be true and correct in all material respects (without giving effect to any limitation as to materiality or similar qualifications contained in such representations and warranties) as of the Closing Date as though made on and as of such date (except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date);

(ii)       the covenants, agreements and obligations required by this Agreement to be performed and complied with by Tigress Holdings prior to or at the Closing Date shall have been performed and complied with in all material respects prior to or at the Closing Date; and

(iii)       an independent investment banking firm or another independent firm that regularly renders opinions renders an opinion that the consideration payable by Siebert Financial and WPS Prime hereunder is fair to Siebert Financial from a financial point of view.

(iv)       At the Closing:

(A)         Tigress Holdings will deliver the Tigress Holdings Membership Interests to Siebert Financial;

(B)         Tigress Holdings will deliver to WPS Prime and to Siebert Financial a certificate executed by an authorized officer of Tigress Holdings, dated as of the Closing Date, stating that as of the Closing Date:

1.       the representations and warranties of Tigress Holdings set forth in Article IV shall be true and correct in all material respects (without giving effect to any limitation as to materiality or similar qualifications contained in such representations and warranties) as of the Closing Date as though made on and as of such date (except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date);

2.       the covenants, agreements and obligations required by this Agreement to be performed and complied with by Tigress Holdings prior to or at the Closing Date shall have been performed and complied with in all material respects prior to or at the Closing Date; and

(C)         Tigress Holdings will deliver to WPS Prime an executed copy of the Amended and Restated Operating Agreement of WPS Prime Services, LLC in the form attached hereto as Exhibit 2.4.

Article III. REPRESENTATIONS AND WARRANTIES OF WPS Prime

Except as disclosed in the Siebert Financial’s SEC Reports filed or furnished to the SEC prior to the date of this Agreement, WPS Prime represents and warrants to Tigress Holdings that each statement contained in this Article III is true and correct as of the date hereof and as of the Closing Date.

SECTION 3.1 Existence. WPS Prime is a limited liability company, validly existing and in good standing under Delaware law and has unconditional power and authority to conduct its business and own its properties as now conducted and owned. Exhibit 3.1 is a true copy of the WPS Prime Operating Agreement, with all amendments. WPS Prime is qualified as a foreign corporation to do business in all jurisdictions in which the nature of its properties and business requires such qualification and in which noncompliance with such qualification would materially affect WPS Prime’s business.

SECTION 3.2 Power and Authority. WPS Prime has unconditional power and authority, and has taken all required and other action necessary (including membership approval, if necessary) to permit it to own and hold properties to carry on its current business, to execute and deliver this Agreement, to issue and sell the WPS Prime Membership Interests as herein provided and otherwise to carry out the terms of this Agreement and all other documents, instruments, or transactions required by this Agreement, and none of such actions will violate any provision of WPS Prime’s Operating Agreement, or result in the breach of or constitute a default under any agreement or instrument to which WPS Prime is a party or by which it is bound or result in the creation or imposition of any material lien, claim or encumbrance on any asset of WPS Prime. This Agreement has been duly executed and delivered by WPS Prime and (assuming the due authorization, execution and delivery hereof by Tigress Holdings) constitutes the valid and binding obligation of WPS Prime enforceable against WPS Prime in accordance with its terms. No event has occurred and no condition exists which would constitute a violation of this Agreement. Neither this Agreement nor any other gives any person rights to terminate any agreements with WPS Prime or otherwise to exercise rights against WPS Prime.

SECTION 3.3 Financial Condition. WPS Prime has previously furnished to Tigress Holdings its Financial Statements, which, together with the footnotes thereto, are complete and correct, have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly present the financial condition of WPS Prime as of the dates specified.

        SECTION 3.3.1. Absence of Undisclosed Liabilities. As of the Financial Statement Date, WPS Prime had (and on the date hereof WPS Prime has) no material liabilities (matured or unmatured, fixed or contingent, which are not fully reflected or provided for on the balance sheet of WPS Prime as at the Financial Statement Date), or any material loss contingency (as defined in Financial Accounting Standards Board’s Accounting Standards Codification Topic 450 (ASC 450)) whether or not required by GAAP to be shown on the Balance Sheets, except (i) obligations to perform under commitments incurred in the ordinary course of business after the Financial Statement Date, (ii) tax and related liabilities due and specifically set forth in Exhibit 3.3.1, and (iii) other liabilities as set forth in Exhibit 3.3.1.

        SECTION 3.3.2. Subsidiaries. WPS Prime has no subsidiaries and owns no capital stock or other securities, or rights or obligations to acquire the same, of any other entity.

SECTION 3.4 No Material Adverse Change. Since the Financial Statement Date there has been no material adverse change in the financial or other condition, properties or business operations of WPS Prime.

SECTION 3.5 Litigation. There are no suits, proceedings or investigations pending or threatened against or affecting WPS Prime or an officer of WPS Prime which could have a material adverse effect on the business, assets, or financial condition of WPS Prime or the ability of any officer to participate in the affairs of WPS Prime, or which concern in any material way the transactions contemplated by the Agreement. The foregoing includes, without limiting its generality, actions pending or threatened (or any basis therefor known to WPS Prime) involving the prior employment of any employees or currently contemplated prospective employees of WPS

Prime or their use, in connection with the business of WPS Prime, of any information or techniques which might be alleged to be proprietary to their former employer(s).

SECTION 3.6 Other Relationships. Except as set forth in Exhibit 3.6, to the best knowledge of WPS Prime, the officers of WPS Prime have no interest (other than as noncontrolling holders of securities of a publicly traded company), either directly or indirectly, in any entity, including without limitation, any corporation, partnership, joint venture, proprietorship, firm, person, licensee, business or association (whether as an employee, officer, director, shareholder, agent, independent contractor, security holder, creditor, consultant, or otherwise) that presently (i) provides any services or designs, produces and/or sells any products or product lines, or engages in any activity which is the same, similar to or competitive with any activity or business in which WPS Prime is now engaged; (ii) is a supplier of, customer of, creditor of, or has an existing contractual relationship with WPS Prime; or (iii) has any direct or indirect interest in any asset or property used by WPS Prime or any property, real or personal, tangible or intangible, that is necessary or desirable for the conduct of the business of WPS Prime. Except as set forth in Exhibit 3.6 hereto, no current or former stockholder, director, officer or employee of WPS Prime nor any Affiliate of any such person, is at present, or since the inception of WPS Prime has been, directly or indirectly through his affiliation with any other person or entity, a party to any transaction (other than as an employee) with WPS Prime providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring cash payments to any such person.

SECTION 3.7 Licenses; Compliance with Laws, Other Agreements, etc. All Permits that WPS Prime requires in order to own, lease, maintain, operate and conduct the Business as currently conducted are held by WPS Prime, except for such Permits the failure of which to have would not, individually or in the aggregate, reasonably be expected to be material to the Purchased Assets. WPS Prime is in material compliance with the terms of all such Permits, and WPS Prime has maintained all Records in accordance with the Exchange Act, the Commodity Exchange Act and all other applicable Law in all material respects

Without limiting the generality of the foregoing:

(i)	WPS Prime is (A) a broker-dealer duly registered with the SEC under the Exchange Act, (B) a member of FINRA, and (C) registered, licensed or qualified as a broker-dealer in each jurisdiction where the conduct of its business requires such registration, licensing or qualification.
(ii)	WPS Prime is (A) an introducing broker, duly registered with the CFTC under the Commodity Exchange Act, (B) a member of NFA, and (C) registered, licensed or qualified as an introducing broker in each jurisdiction where the conduct of its business requires such registration, licensing or qualification.
(iii)	Each WPS Prime Registered Representative is duly registered or appointed as required by applicable Law and such registration or appointment is in full force and effect. Each WPS Prime Registered Representative has all approvals of the relevant Governmental Entities necessary to carry on WPS Prime Registered Representative’s business as an Associated Person, as currently conducted and all of such approvals of the relevant Governmental Entities are in full force and effect.

(iv)	WPS Prime has not been, nor to the Knowledge of WPS Prime has WPS Prime Registered Representatives been, subject to any Legal Proceeding that have not already been disclosed or would be required to be disclosed on Form BD, Form 7-R, Form U-4 or Form 8-R, as applicable, and no such Legal Proceeding is pending or, to the Knowledge of WPS Prime, threatened.

SECTION 3.8 Statutory Disqualification. WPS Prime is not, nor are any of WPS Prime’s Associated Persons, currently subject to a “statutory disqualification” (as such term is defined in the Exchange Act or FINRA’s Bylaws) and there is no investigation pending or, to the Knowledge of WPS Prime, threatened in writing against WPS Prime or any of its Associated Persons, that would or would reasonably be expected to result in a statutory disqualification, or suspension or revocation of the registration of any Affiliate of WPS Prime as a broker-dealer, municipal securities dealer, government securities broker or government securities dealer under Section 15, Section 15B or Section 15C of the Exchange Act. No fact relating to WPS Prime or, to the Knowledge of WPS Prime, any “control affiliate” thereof, as defined in Form BD, requires any response in the affirmative to any question in Items 11 of Form BD, which has heretofore not been disclosed.

SECTION 3.9 Intellectual Property Rights. All trademarks, service marks, trade names, copyrights (which have been filed with the federal copyright authorities) and rights or licenses to use the same, and any and all applications therefor, presently owned or held by WPS Prime, as well as all trade secrets and similar proprietary information owned or held by WPS Prime, are all that are required to enable WPS Prime to conduct its business as now conducted, and WPS Prime believes that it either now owns, has the right to use, possesses or will be able to obtain possession of or develop, and (with respect to its trade secrets and similar proprietary information) has provided adequate safeguards and security for the protection of, all such rights which it will require to conduct its business as proposed to be conducted. WPS Prime has not received any formal or informal notice of infringement or other complaint that WPS Prime’s operations traverse or infringe rights under patents, trademarks, service marks, trade names, trade secrets, copyrights or licenses or any other proprietary rights of others, nor does WPS Prime have any reason to believe that there has been any such infringement. No person affiliated with WPS Prime has wrongfully employed any trade secrets or any confidential information or documentation proprietary to any former employer, and no person affiliated with WPS Prime has violated any confidential relationship which such person may have had with any third party. WPS Prime has and will have full right and authority to utilize the processes, systems and techniques presently employed by it in the design, development and delivery of its present Business and all rights to any processes, systems and techniques developed by any employee or consultant of WPS Prime have been and will be duly and validly assigned to WPS Prime. No royalties, honorariums or fees are or will be payable by WPS Prime to other persons by reason of the ownership or use by WPS Prime of said patents, trademarks, service marks, trade names, trade secrets, copyrights or rights or licenses to use the same or similar proprietary information, or any and all applications therefor. WPS Prime has all material governmental approvals, authorizations, consents, licenses and permits necessary or required to conduct its Business.

SECTION 3.10 Government Approvals. Except as may be required by any state securities “blue sky” laws, no authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency, regulatory authority or political subdivision thereof, any securities exchange or any other Person is required in connection with the execution, delivery or performance by WPS Prime of this Agreement or the business of WPS Prime or any of its Subsidiaries in order to consummate the transactions contemplated in this Agreement. All such material authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations have been obtained or made, as the case may be, and are in full force and effect and are not the subject of any pending or, to the knowledge of WPS Prime, threatened attack by appeal or direct proceeding or otherwise.

SECTION 3.11 Ownership and Membership Interests. Exhibit 3.11 sets forth the outstanding membership interests of WPS Prime.

SECTION 3.12 Brokers, etc. WPS Prime has not dealt with any broker, finder, or other similar person in connection with the offer or sale of the Convertible Preferred Stock and the transactions contemplated by this Agreement, and WPS Prime is not under any obligation to pay any broker’s fee, finder’s fee or commission in connection with such transactions.

SECTION 3.13 Contracts and Commitments, etc.

        SECTION 3.13.1 Material Contracts. Exhibit 3.13 sets forth a true, complete and accurate list, as of the date of this Agreement, of all of the following Contracts as amended to date that are currently in effect (collectively, “Material Contracts”):

(i) all Contracts that require annual payments or expenses incurred by, or annual payments or income to, WPS Prime of $100,000 or more;

(ii) all sales, advertising, agency, lobbying, broker, sales promotion, market research, marketing or similar Contracts, in each case requiring annual payments or expenses by any party of $150,000 or more;

(iii) each Contract with any current officer, director or employee of WPS Prime, under which WPS Prime (A) has continuing obligations for payment of an annual base salary of at least $100,000, and which is not terminable for any reason or no reason upon reasonable notice without payment of any penalty, severance or other obligation; (B) has severance or post-termination obligations to such Person (other than COBRA obligations); or (C) has an obligation to make a payment upon consummation of the transactions contemplated hereby or as a result of a change of control of WPS Prime;

(iv) all Contracts creating a joint venture, strategic alliance, limited liability WPS Prime or partnership arrangement to which WPS Prime is a party;

(v) all Contracts relating to any acquisitions or dispositions of material assets by WPS Prime;

(vi) all Contracts under which WPS Prime is obligated to pay royalties thereunder;

(vii) all Contracts limiting the freedom of WPS Prime to compete in any line of business or industry, with any Person or in any geographic area or from soliciting or hiring any Person with respect to employment;

(viii) all Contracts providing for guarantees, indemnification arrangements and other hold harmless arrangements made or provided by WPS Prime, including all ongoing agreements for repair, warranty, maintenance, service, indemnification or similar obligations;

(viii) all Contracts with or pertaining to WPS Prime to which any Affiliate of WPS Prime is a party, other than any Contracts relating to such Affiliate’s status as a member of WPS Prime;

(ix) all Contracts relating to property or assets (whether real or personal, tangible or intangible) in which WPS Prime holds a leasehold interest (including the Lease) and which involve payments to the lessor thereunder in excess of $100,000 per year;

(x) all Contracts creating or otherwise relating to outstanding indebtedness (other than inter-company indebtedness);

(xi) all Contracts relating to the voting or control of the equity interests of WPS Prime or the election of directors of WPS Prime (other than the organizational documents of WPS Prime);

(xii) all Contracts not cancellable by WPS Prime with no more than sixty (60) days’ notice if the effect of such cancellation would result in monetary penalty to WPS Prime in excess of $100,000 per the terms of such contract;

(xv) all Contracts that may be terminated, or the provisions of which may be altered, as a result of the consummation of the transactions contemplated by this Agreement; and

(xvi) all Contracts under which any of the benefits, compensation or payments (or the vesting thereof) will be increased or accelerated by the consummation of the transactions contemplated by this Agreement, or the amount or value thereof will be calculated on the basis of, the transactions contemplated by this Agreement.

        SECTION 3.13.2 Enforceability. Each Material Contract is (i) a valid and binding agreement, (ii) in full force and effect and (iii) enforceable by and against WPS Prime and each counterparty that is party thereto, subject, in the case of this clause (iii), subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies. Neither WPS Prime nor, to WPS Prime’s Knowledge, any other party to a Material Contract is in material breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Material Contract. WPS Prime has not assigned, delegated or otherwise transferred any of its rights or obligations under any Material Contract or granted any power of attorney with respect thereto. WPS Prime has made available true, correct and complete copies of all Material Contracts.

        SECTION 3.13.3. Compliance. WPS Prime is in compliance in all material respects with all covenants, including all financial covenants, in all notes, indentures, bonds and other instruments or Contracts establishing or evidencing any indebtedness. The consummation and closing of the transactions contemplated by this Agreement shall not cause or result in an event of default under any instruments or Contracts establishing or evidencing any indebtedness.

SECTION 3.14 Employee Benefit Plans. Exhibit 3.14 hereto sets forth a list of each “employee pension benefit plan” (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) maintained or contributed to by WPS Prime (the “Retirement Plans”). Neither WPS Prime nor any entity which is treated as a single employer along with WPS Prime under Section 414(b), (c), (m) or (o) of the Code maintains or contributes to, or has ever maintained or contributed to, or been required to contribute to a multiemployer plan within the meaning of Section 3(37) of ERISA or any plan subject to Title IV of ERISA. Exhibit 3.14 hereto also sets forth a list of each “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) and each other employee benefit plan, program, arrangement, practice or contract, whether formal or informal, maintained by WPS Prime providing benefits or compensation to or on behalf of employees or former employees of WPS Prime (the “Benefits Plans”). The Retirement Plans and Benefit Plans are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and the Retirement Plans are qualified under Section 401(a) of the Code. No contributions are required to be made by WPS Prime to any Retirement Plan and all other liabilities with respect to any Retirement Plan or Benefit Plan shall have been satisfied prior to or on the Closing Date. WPS Prime has filed or caused to be filed all reports required to be filed by it with the Internal Revenue Service or the Department of Labor under applicable provisions of ERISA and the Code with respect to each of the Retirement Plans and Benefit Plans. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Retirement Plan subject to Title IV of ERISA that has not been satisfied in full.

Article IV. REPRESENTATIONS AND WARRANTIES OF TIGRESS HOLDINGS

Tigress Holdings represents and warrants to WPS Prime and Siebert Financial that each statement contained in this Article IV is true and correct as of the date hereof and as of the Closing Date.

SECTION 4.1 Existence. Tigress Financial is a limited liability company, validly existing and in good standing under Delaware law and has unconditional power and authority to conduct its business and own its properties as now conducted and owned. Exhibit 4.1 is a true copy of the Tigress Financial Operating Agreement, with all amendments. Tigress Financial is qualified as a foreign corporation to do business in all jurisdictions in which the nature of its properties and business requires such qualification and in which noncompliance with such qualification would materially affect Tigress Financial’ or Tigress Financial’ s business.

Tigress Holdings is a limited liability company, validly existing and in good standing under Delaware law and has unconditional power and authority to conduct its business and own its properties as now conducted and owned. Exhibit 4.1 is a true copy of the Tigress Holdings Operating Agreement, with all amendments.

SECTION 4.2 Power and Authority. Tigress Holdings has unconditional power and authority, and has taken all required and other action necessary (including membership approval, if necessary) to permit it to own and hold properties to carry on its current business, to execute and deliver this Agreement, to issue and sell the Tigress Holdings Membership Interests as herein provided and otherwise to carry out the terms of this Agreement and all other documents, instruments, or transactions required by this Agreement, and none of such actions will violate any provision of Tigress Holdings’ Operating Agreement or Tigress Financial’s Operating Agreement, or result in the breach of or constitute a default under any agreement or instrument to which Tigress Holding or Tigress Financial is a party or by which it is bound or result in the creation or imposition of any material lien, claim or encumbrance on any asset of Tigress Holdings or Tigress Financial. This Agreement has been duly executed and delivered by Tigress Holdings and (assuming the due authorization, execution and delivery hereof by WPS Prime and Siebert Financial) constitutes the valid and binding obligation of Tigress Holdings enforceable against Tigress Holdings in accordance with its terms. No event has occurred and no condition exists which would constitute a violation of this Agreement. Neither this Agreement nor any other gives any person rights to terminate any agreements with Tigress Holdings or Tigress Financial or otherwise to exercise rights against Tigress Holdings or Tigress Financial.

SECTION 4.3 Financial Condition. Tigress Financial has previously furnished to Tigress Financial its Financial Statements, which, together with the footnotes thereto, are complete and correct, have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly present the financial condition of Tigress Financial as of the dates specified.

        SECTION 4.3.1. Absence of Undisclosed Liabilities. As of the Financial Statement Date, Tigress Financial had (and on the date hereof Tigress Financial has) no material liabilities (matured or unmatured, fixed or contingent, which are not fully reflected or provided for on the balance sheet of Tigress Financial as at the Financial Statement Date), or any material loss contingency (as defined in Financial Accounting Standards Board’s Accounting Standards Codification Topic 450 (ASC 450)) whether or not required by GAAP to be shown on the Balance Sheets, except (i) obligations to perform under commitments incurred in the ordinary course of business after the Financial Statement Date, (ii) tax and related liabilities due and specifically set forth in Exhibit 4.3.1, and (iii) other liabilities as set forth in Exhibit 4.3.1.

        SECTION 4.3.2. Subsidiaries. Except for Tigress Financial, Tigress Holdings has no subsidiaries and owns no capital stock or other securities, or rights or obligations to acquire the same, of any other entity. Tigress Financial has no subsidiaries and owns no capital stock or other securities, or rights or obligations to acquire the same, of any other entity.

SECTION 4.4 No Material Adverse Change. Since the Financial Statement Date there has been no material adverse change in the financial or other condition, properties or business operations of Tigress Financial.

SECTION 4.5 Litigation. There are no suits, proceedings or investigations pending or threatened against or affecting Tigress Financial or an officer of Tigress Financial which could have a material adverse effect on the business, assets, or financial condition of Tigress Financial or the ability of any officer to participate in the affairs of Tigress Financial, or which concern in any material way the transactions contemplated by the Agreement. The foregoing includes, without limiting its generality, actions pending or threatened (or any basis therefor known to Tigress Financial) involving the prior employment of any employees or currently contemplated prospective employees of Tigress Financial or their use, in connection with the business of Tigress

Financial, of any information or techniques which might be alleged to be proprietary to their former employer(s).

SECTION 4.6 Other Relationships. Except as set forth in Exhibit 4.6, to the best knowledge of Tigress Financial, the officers of Tigress Financial have no interest (other than as noncontrolling holders of securities of a publicly traded company), either directly or indirectly, in any entity, including without limitation, any corporation, partnership, joint venture, proprietorship, firm, person, licensee, business or association (whether as an employee, officer, director, shareholder, agent, independent contractor, security holder, creditor, consultant, or otherwise) that presently (i) provides any services or designs, produces and/or sells any products or product lines, or engages in any activity which is the same, similar to or competitive with any activity or business in which Tigress Financial is now engaged; (ii) is a supplier of, customer of, creditor of, or has an existing contractual relationship with Tigress Financial; or (iii) has any direct or indirect interest in any asset or property used by Tigress Financial or any property, real or personal, tangible or intangible, that is necessary or desirable for the conduct of the business of Tigress Financial. Except as set forth in Exhibit 4.6 hereto, no current or former stockholder, director, officer or employee of Tigress Financial nor any Affiliate of any such person, is at present, or since the inception of Tigress Financial has been, directly or indirectly through his affiliation with any other person or entity, a party to any transaction (other than as an employee) with Tigress Financial providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring cash payments to any such person.

SECTION 4.7 Licenses; Compliance with Laws, Other Agreements, etc. All Permits that Tigress Financial requires in order to own, lease, maintain, operate and conduct the Business as currently conducted are held by Tigress Financial, except for such Permits the failure of which to have would not, individually or in the aggregate, reasonably be expected to be material to the Purchased Assets. Tigress Financial is in material compliance with the terms of all such Permits, and Tigress Financial has maintained all Records in accordance with the Exchange Act, the Commodity Exchange Act and all other applicable Law in all material respects

Without limiting the generality of the foregoing:

(i)	Tigress Financial is (A) a broker-dealer duly registered with the SEC under the Exchange Act, (B) a member of FINRA, and (C) registered, licensed or qualified as a broker-dealer in each jurisdiction where the conduct of its business requires such registration, licensing or qualification.
(ii)	Tigress Financial is a Registered Investment Advisors (RIA) authorized to do business in the United States and registered as such with the SEC. Each Tigress Financial Registered Representative is duly registered or appointed as required by applicable Law and such registration or appointment is in full force and effect. Each Tigress Financial Registered Representative has all approvals of the relevant Governmental Entities necessary to carry on Tigress Financial Registered Representative’s business as an Associated Person, as currently conducted and all of such approvals of the relevant Governmental Entities are in full force and effect.

(iii)	Tigress Financial has not been, nor to the Knowledge of Tigress Financial has Tigress Financial Registered Representatives been, subject to any Legal Proceedings that have not already been disclosed or would be required to be disclosed on Form BD, Form 7-R, Form U-4 or Form 8-R, as applicable, and no such Legal Proceeding is pending or, to the Knowledge of Tigress Financial, threatened.

SECTION 4.8 Statutory Disqualification. Tigress Financial is not, nor are any of Tigress Financial’s Associated Persons, currently subject to a “statutory disqualification” (as such term is defined in the Exchange Act or FINRA’s Bylaws) and there is no investigation pending or, to the Knowledge of Tigress Financial, threatened in writing against Tigress Financial or any of its Associated Persons, that would or would reasonably be expected to result in a statutory disqualification, or suspension or revocation of the registration of any Affiliate of Tigress Financial as a broker-dealer, municipal securities dealer, government securities broker or government securities dealer under Section 15, Section 15B or Section 15C of the Exchange Act. No fact relating to Tigress Financial or, to the Knowledge of Tigress Financial, any “control affiliate” thereof, as defined in Form BD, requires any response in the affirmative to any question in Items 11 of Form BD, which has heretofore not been disclosed.

SECTION 4.9 Intellectual Property Rights. All trademarks, service marks, trade names, copyrights (which have been filed with the federal copyright authorities) and rights or licenses to use the same, and any and all applications therefor, presently owned or held by Tigress Financial, as well as all trade secrets and similar proprietary information owned or held by Tigress Financial, are all that are required to enable Tigress Financial to conduct its business as now conducted, and Tigress Financial believes that it either now owns, has the right to use, possesses or will be able to obtain possession of or develop, and (with respect to its trade secrets and similar proprietary information) has provided adequate safeguards and security for the protection of, all such rights which it will require to conduct its business as proposed to be conducted. Tigress Financial has not received any formal or informal notice of infringement or other complaint that Tigress Financial’s operations traverse or infringe rights under patents, trademarks, service marks, trade names, trade secrets, copyrights or licenses or any other proprietary rights of others, nor does Tigress Financial have any reason to believe that there has been any such infringement. No person affiliated with Tigress Financial has wrongfully employed any trade secrets or any confidential information or documentation proprietary to any former employer, and no person affiliated with Tigress Financial has violated any confidential relationship which such person may have had with any third party. Tigress Financial has and will have full right and authority to utilize the processes, systems and techniques presently employed by it in the design, development and delivery of its present Business and all rights to any processes, systems and techniques developed by any employee or consultant of Tigress Financial have been and will be duly and validly assigned to Tigress Financial. No royalties, honorariums or fees are or will be payable by Tigress Financial to other persons by reason of the ownership or use by Tigress Financial of said patents, trademarks, service marks, trade names, trade secrets, copyrights or rights or licenses to use the same or similar proprietary information, or any and all applications therefor. Tigress Financial has all material governmental approvals, authorizations, consents, licenses and permits necessary or required to conduct its Business.

SECTION 4.10 Government Approvals. Except as may be required by any state securities “blue sky” laws, no authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency, regulatory authority or political subdivision thereof, any securities exchange or any other Person is required in connection with the execution, delivery or performance by Tigress Holdings of this Agreement or the business of Tigress Financial in order to consummate the transactions contemplated in this Agreement. All such material authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations have been obtained or made, as the case may be, and are in full force and effect and are not the subject of any pending or, to the knowledge of Tigress Financial, threatened attack by appeal or direct proceeding or otherwise.

SECTION 4.11 Ownership and Membership Interests. Exhibit 4.11 sets forth the outstanding membership interests of Tigress Financial.

SECTION 4.12 Brokers, etc. Tigress Financial has not dealt with any broker, finder, or other similar person in connection with the offer or sale of the Convertible Preferred Stock and the transactions contemplated by this Agreement, and Tigress Financial is not under any obligation to pay any broker’s fee, finder’s fee or commission in connection with such transactions.

SECTION 4.13 Contracts and Commitments, etc.

        SECTION 4.13.1 Material Contracts. Exhibit 4.13 sets forth a true, complete and accurate list, as of the date of this Agreement, of all of the following Contracts as amended to date that are currently in effect and to which either Tigress Holdings or Tigress Financial is a party (collectively, “Material Contracts”):

(i) all Contracts that require annual payments or expenses incurred by, or annual payments or income to, Tigress Holdings or Tigress Financial of $100,000 or more;

(ii) all sales, advertising, agency, lobbying, broker, sales promotion, market research, marketing or similar Contracts, in each case requiring annual payments or expenses by any party of $100,000 or more;

(iii) each Contract with any current officer, director or employee of Tigress Holdings or Tigress Financial, under which Tigress Holdings or Tigress Financial (A) has continuing obligations for payment of an annual base salary of at least $100,000, and which is not terminable for any reason or no reason upon reasonable notice without payment of any penalty, severance or other obligation; (B) has severance or post-termination obligations to such Person (other than COBRA obligations); or (C) has an obligation to make a payment upon consummation of the transactions contemplated hereby or as a result of a change of control of Tigress Holdings or Tigress Financial;

(iv) all Contracts creating a joint venture, strategic alliance, limited liability Tigress Holdings or Tigress Financial or partnership arrangement to which Tigress Holdings or Tigress Financial is a party;

(v) all Contracts relating to any acquisitions or dispositions of material assets by Tigress Holdings or Tigress Financial;

(vi) all Contracts under which Tigress Holdings or Tigress Financial is obligated to pay royalties thereunder;

(vii) all Contracts limiting the freedom of Tigress Holdings or Tigress Financial to compete in any line of business or industry, with any Person or in any geographic area or from soliciting or hiring any Person with respect to employment;

(viii) all Contracts providing for guarantees, indemnification arrangements and other hold harmless arrangements made or provided by Tigress Holdings or Tigress Financial, including all ongoing agreements for repair, warranty, maintenance, service, indemnification or similar obligations;

(viii) all Contracts with or pertaining to Tigress Holdings or Tigress Financial to which any Affiliate of Tigress Holdings or Tigress Financial is a party, other than any Contracts relating to such Affiliate’s status as a member of Tigress Holdings or Tigress Financial;

(ix) all Contracts relating to property or assets (whether real or personal, tangible or intangible) in which Tigress Holdings or Tigress Financial holds a leasehold interest (including the Lease) and which involve payments to the lessor thereunder in excess of $100,000 per year;

(x) all Contracts creating or otherwise relating to outstanding indebtedness (other than inter-company indebtedness);

(xi) all Contracts relating to the voting or control of the equity interests of Tigress Holdings or Tigress Financial or the election of directors of Tigress Holdings or Tigress Financial (other than the organizational documents of Tigress Holdings or Tigress Financial);

(xii) all Contracts not cancellable by Tigress Holdings or Tigress Financial with no more than sixty (60) days’ notice if the effect of such cancellation would result in monetary penalty to Tigress Holdings or Tigress Financial in excess of $100,000 per the terms of such contract;

(xv) all Contracts that may be terminated, or the provisions of which may be altered, as a result of the consummation of the transactions contemplated by this Agreement; and

(xvi) all Contracts under which any of the benefits, compensation or payments (or the vesting thereof) will be increased or accelerated by the consummation of the transactions contemplated by this Agreement, or the amount or value thereof will be calculated on the basis of, the transactions contemplated by this Agreement.

        SECTION 4.13.2 Enforceability. Each Material Contract is (i) a valid and binding agreement, (ii) in full force and effect and (iii) enforceable by and against Tigress Holdings or Tigress Financial and each counterparty that is party thereto, subject, in the case of this clause (iii), subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies. Neither Tigress Holdings nor, to Tigress Holdings’ Knowledge, any other party to a Material Contract is in material breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Material Contract. Tigress Holdings or Tigress Financial has not assigned, delegated or otherwise transferred any of its rights or obligations under any Material

Contract or granted any power of attorney with respect thereto. Tigress Holdings or Tigress Financial has made available true, correct and complete copies of all Material Contracts.

        SECTION 4.13.3 Compliance. Tigress Holdings and Tigress Financial are in compliance in all material respects with all covenants, including all financial covenants, in all notes, indentures, bonds and other instruments or Contracts establishing or evidencing any indebtedness. The consummation and closing of the transactions contemplated by this Agreement shall not cause or result in an event of default under any instruments or Contracts establishing or evidencing any indebtedness.

SECTION 4.14 Employee Benefit Plans. Exhibit 4.14 hereto sets forth a list of each “employee pension benefit plan” (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) maintained or contributed to by Tigress Financial (the “Retirement Plans”). Neither Tigress Financial nor any entity which is treated as a single employer along with Tigress Financial under Section 414(b), (c), (m) or (o) of the Code maintains or contributes to, or has ever maintained or contributed to, or been required to contribute to a multiemployer plan within the meaning of Section 3(37) of ERISA or any plan subject to Title IV of ERISA. Exhibit 4.14 hereto also sets forth a list of each “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) and each other employee benefit plan, program, arrangement, practice or contract, whether formal or informal, maintained by Tigress Financial providing benefits or compensation to or on behalf of employees or former employees of Tigress Financial (the “Benefits Plans”). The Retirement Plans and Benefit Plans are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and the Retirement Plans are qualified under Section 401(a) of the Code. No contributions are required to be made by Tigress Financial to any Retirement Plan and all other liabilities with respect to any Retirement Plan or Benefit Plan shall have been satisfied prior to or on the Closing Date. Tigress Financial has filed or caused to be filed all reports required to be filed by it with the Internal Revenue Service or the Department of Labor under applicable provisions of ERISA and the Code with respect to each of the Retirement Plans and Benefit Plans. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Retirement Plan subject to Title IV of ERISA that has not been satisfied in full.

SECTION 4.15 Investment Representations.

        SECTION 4.15.1. Suitability as an Investor. Tigress Holdings: (i) is an “accredited investor,” as that term is defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and has such knowledge, skill and experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in Siebert Financial and WPS Prime and the suitability thereof as an investment for it, (ii) understands that an investment in the Shares and the WPS Prime Membership Interests involve a risk of financial loss, and (iii) has received such documents and information as it has requested and has had an opportunity to ask questions of Siebert Financial and WPS Prime and to receive satisfactory answers concerning the terms and conditions of the investment proposed herein.

        SECTION 4.15.2. Investment. Tigress Holdings has not entered into any agreement to exchange the Shares or the WPS Prime Membership Interests with any other party. Tigress Holdings is acquiring the Shares and WPS Prime Membership Interests for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof in violation of federal and state securities laws.

        SECTION 4.15.3. Restricted Securities. Tigress Holdings understands that the Shares and the WPS Prime Membership Interests will be characterized as “restricted securities” under the federal securities laws in as much as they are being acquired from Siebert Financial in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, Tigress Holdings represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Tigress Holdings acknowledges that the certificates evidencing the Shares and the WPS Prime Membership Interests will bear a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT THEN IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

Article V. REPRESENTATIONS AND WARRANTIES oF SIEBERT FINANCIAL

Except as disclosed in the Siebert Financial’s SEC Reports filed or furnished to the SEC prior to the date of this Agreement, Siebert Financial represents and warrants to Tigress Holdings that each statement contained in this Article V is true and correct as of the date hereof and as of the Closing Date

Section 5.1 Organization, Power and Authority. Siebert Financial is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Siebert Financial has all requisite corporate power and authority to own its properties and to carry on its business as presently conducted. Siebert Financial has all requisite power and authority to enter into and perform this Agreement and to carry out the transactions contemplated hereby.

SECTION 5.2 Authorization; Valid and Binding. This Agreement has been duly and validly authorized, executed and delivered on behalf of Siebert Financial and is the valid and binding obligation of Siebert Financial, enforceable against Siebert Financial according to its terms, except as may be limited by: (i) applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to or affecting the enforcement of creditor rights, (ii) laws and judicial decisions regarding indemnification for violations of securities laws, and (iii) the availability of specific performance or other equitable remedies.

SECTION 5.3 Issuance of the Shares. The Shares are duly authorized and when issued and paid for in accordance with the terms hereof, will be validly issued, fully paid and nonassessable, and free from all taxes, security interests, liens (choate or inchoate), encumbrances, mortgages, pledges, equities, options, rights of first refusal, charges, assessments, restrictions, reservations, defects in title and other burdens and interests of other persons, whether arising by contract or under law or equity, and will not be subject to preemptive rights or other similar rights of shareholders of Siebert Financial.

SECTION 5.4 No Conflicts. The execution, delivery and performance of this Agreement by Siebert Financial, and the consummation by Siebert Financial of the transactions contemplated hereby (including, without limitation, the sale and issuance of the Shares) will not: (i) conflict with or result in a violation of the Articles of Incorporation or Bylaws; or (ii) conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which Siebert Financial is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including (assuming the accuracy of the representations and warranties of the Purchasers) the United States federal and state securities laws and regulations) applicable to Siebert Financial or by which any property or asset of Siebert Financial is bound. Except as specifically contemplated by this Agreement and as required under the Securities Act (and the rules promulgated thereunder) and any applicable state securities laws and assuming the accuracy of the representations and warranties of the Purchasers, Siebert Financial is not required to obtain any consent, approval, authorization or order of, or make any filing or registration with, any court or governmental agency for it to execute, deliver or perform any of its obligations under this Agreement.

SECTION 5.5 SEC Reports and Financial Statements. As of the Closing Date, Siebert Financial has filed all proxy statements, reports and other documents required to be filed by it under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and has filed all registration statements and other documents required to be filed by it under the Securities Act (all of the foregoing, and all exhibits and financial statements included therein and schedules thereto, the “SEC Reports”). Each SEC Report was, at the time of its filing, in substantial compliance with the requirements of its respective form and none of the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements included in the SEC Reports have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except: (i) as may be otherwise indicated in such financial statements or the notes thereto; or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed) and fairly present in all material respects the financial condition, the results of operations and cash flows of Siebert Financial and its subsidiaries, on a consolidated basis, as of, and for, the periods presented in each such SEC Report.

SECTION 5.6 Listing. The Common Stock is quoted on The Nasdaq Stock Market and satisfies all requirements for the continuation of such quotation, and Siebert Financial shall do all things necessary for the continuation of such quotation. Siebert Financial has not received any notice that the Common Stock will be no longer quoted on The Nasdaq Stock Market or that the Common Stock does not meet all requirements for quotation.

SECTION 5.7 No Brokers or Finders. No person or entity had, has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon Siebert Financial or any Purchaser for any commission, fee or other compensation as a finder or broker because of any act or omission by Siebert Financial or any of its agents.

SECTION 5.8 Investment Representations.

        SECTION 5.8.1. Suitability as an Investor. Siebert Financial: (i) has such knowledge, skill and experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in Tigress Holdings Membership Interests and the suitability thereof as an investment for it, (ii) understands that an investment in the Tigress Holdings Membership Interests involves a risk of financial loss, and (iii) has received such documents and information as it has requested and has had an opportunity to ask questions of Tigress Financial and to receive satisfactory answers concerning the terms and conditions of the investment proposed herein.

        SECTION 5.8.2. Investment. Siebert Financial has not entered into any agreement to exchange the Tigress Holdings Membership Interests with any other party. Siebert Financial is acquiring the Tigress Holdings Membership Interests for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof in violation of federal and state securities laws.

        SECTION 5.8.3. Restricted Securities. Siebert Financial understands that the Tigress Holdings Membership Interests will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from Siebert Financial in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, Siebert Financial represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Siebert Financial acknowledges that the certificates evidencing the Tigress Holdings Membership Interests will bear a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT THEN IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

Article VI. COVENANTS

Section 6.1 Publicity. No Party or its Affiliates shall issue any public announcement, communication or disclosure of this Agreement or the transactions contemplated by this Agreement without the prior written consent of the other Parties (not to be unreasonably withheld or delayed), except: (i) if such announcement or other communication is required by applicable Law or Order, in which case the disclosing Party shall, to the extent permitted by applicable Law or Order, first allow the other Party to review such announcement or communication and the reasonable opportunity to comment thereon; and (ii) announcements and communications to Governmental Entities in connection with Filings or Permits relating to the transactions contemplated by this Agreement, in which case the disclosing Party shall, to the extent permitted by applicable Law or Order, first allow the other Party to review such announcement or communication and the opportunity to comment thereon.

Section 6.2 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, each Party will pay its own costs and expenses incurred in anticipation of, relating to and in connection with the negotiation and execution of this Agreement and the transactions contemplated by this Agreement.

Section 6.3 Further Actions. Subject to the terms and conditions of this Agreement, each of Tigress Holdings, WPS Prime, and Siebert Financial agrees to use their reasonable best efforts (except where a different efforts standard is specifically contemplated by this Agreement, in which case such different standard shall apply) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

Article VII. INDEMNIFICATION

Section 7.1 Survival.

(a)               All representations and warranties contained in this Agreement shall survive the Closing until December 31, 2022.

(b)               The covenants and agreements contained in this Agreement that by their terms do not contemplate performance after the Closing or the applicable Conversion Date (other than with respect to Taxes), as the case may be, shall survive the Closing or the applicable Conversion Date, as the case may be, for a period of 12 months. The covenants and agreements contained in this Agreement relating to Taxes or that by their terms contemplate performance after the end of the Conversion Period shall survive in accordance with their terms.

(c)               The period for which a representation or warranty, covenant or agreement survives after the end of the Conversion Period is referred to herein as the “Survival Period.” In the event notice of a claim for indemnification under Section 7.2 or Section 7.3 is delivered in accordance with Section 7.4 or Section 7.5, as the case may be, within the Survival Period, the representation or warranty, covenant or agreement that is the subject of such indemnification claim shall survive with respect to such claim until such claim is finally resolved.

Section 7.2 Indemnification by Siebert Financial.

(a)               Subject to the limitations set forth herein, after the Closing, Siebert Financial shall indemnify and defend Tigress Holdings against, and shall hold Tigress Holdings, its Agents and its Affiliates, and each of the equityholders, heirs, executors, successors and assigns of any of the foregoing (collectively, the “Tigress Holdings Indemnitees”) harmless from, any actual loss, liability, claim, charge, action, suit, proceeding, assessed interest, penalty, damage, Tax or expense (including reasonable attorneys’ fees) (collectively, “Losses”) suffered or incurred by or imposed on such Tigress Holdings Indemnitee to the extent resulting from or arising out of (i) any breach of any representation and warranty of WPS Prime contained in Article III of this Agreement, any representation and warranty of Siebert Financial contained in Article V of this Agreement, or the certificates delivered pursuant to Section 2.4, or (ii) any breach of the covenants or agreements of WPS Prime or Siebert Financial contained in this Agreement.

(b)               WPS Prime shall not be liable for any Loss or Losses unless the claim for such Loss or Losses is brought within the Survival Period, unless and until (A) the amount of Losses arising from any matter or series of matters relating to the same underlying fact, circumstance, action or event exceeds $5,000 (“Covered Loss”) and (B) the aggregate amount of all Covered Losses incurred by Tigress Holdings Indemnitees exceeds $15,000 (the “Deductible”).

(c)               Tigress Holdings acknowledges and agrees that its and each Tigress Holdings Indemnitee’s sole and exclusive remedy with respect to any and all matters arising out of, relating to or connected with this Agreement and the transactions contemplated by this Agreement shall be pursuant to the indemnification provisions set forth in this Article VII; provided, that the provisions of this Section 7.2(c) shall not apply in the case of a claim for equitable remedies or intentional fraud.

Section 7.3 Indemnification by Tigress Holdings.

(a)               Subject to the limitations set forth herein, after Closing, Tigress Holdings shall indemnify and defend Siebert Financial, their respective Agents and Affiliates, and each of the equityholders, heirs, executors, successors and assigns of any of the foregoing (collectively, the “Siebert Financial Indemnitees”) against, and shall hold Siebert Financial Indemnitees harmless from, any Loss suffered or incurred by or imposed on Siebert Financial Indemnitees to the extent resulting from or arising out of (i) any breach of any representation and warranty of Tigress Holdings contained in Article IV of this Agreement or the certificates delivered pursuant to Section 2.4, or (ii) any breach of the covenants or agreements of Tigress Holdings contained in this Agreement.

(b)               Tigress Holdings shall not be liable for any Loss or Losses unless the claim for such Loss or Losses is brought within the Survival Period, unless and until (A) the Loss is a Covered Loss and (B) the aggregate amount of all Covered Losses incurred by Siebert Financial Indemnitees exceeds the Deductible.

(c)               Siebert Financial acknowledges and agrees that its and each Siebert Financial Indemnitee’s sole and exclusive remedy with respect to any and all matters arising out of, relating to or connected with this Agreement shall be pursuant to the indemnification provisions set forth in this Article VII; provided that the provisions of this Section 7.3(c) shall not apply in the case of a claim for equitable remedies or intentional fraud.

Section 7.4 Indemnification Procedures for Third Party Claims.

(a)               In the event that any claim or demand, or other circumstance or state of facts that could give rise to any claim or demand, for which an Indemnitor may be liable to an Indemnitee hereunder is asserted or sought to be collected, in each case, in writing, by a third party (each, a “Third Party Claim”), the Indemnitee shall promptly notify the Indemnitor in writing of such Third Party Claim (each, a “Notice of Claim”); provided, however, that a failure by an Indemnitee to provide timely notice shall not affect the rights or obligations of such Indemnitee other than if the Indemnitor shall have been actually prejudiced as a result of such failure. The Notice of Claim shall (i) state that the Indemnitee has paid or properly accrued Losses or anticipates that it will incur liability for Losses for which such Indemnitee is entitled to indemnification pursuant to this Agreement, and (ii) specify in reasonable detail each individual item of Loss included in the amount so stated, the date such item was paid or properly accrued, the basis for any anticipated Loss and the nature of the misrepresentation, breach of warranty, breach of covenant or claim to which each such item is related and the computation of the amount to which such Indemnitee claims to be entitled hereunder provided, however, that a failure by an Indemnitee to include information that is incomplete or unknown shall not affect the rights of the Indemnitee or the obligations of the Indemnitor other than if the Indemnitor shall have been actually prejudiced as a result of such failure. The Indemnitee shall enclose with the Notice of Claim copies of all papers served and received by it with respect to such Third Party Claim, if any, and copies of any other documents received by it that evidence such Third Party Claim.

(b)               The Indemnitor shall have the right, but not the obligation, to, within twenty Business Days after the Indemnitees’ compliance with Section 7.4(a), assume the defense or prosecution of such Third Party Claim and any litigation resulting therefrom with counsel of its choice and at its sole cost and expense (a “Third Party Defense”); provided that the Indemnitor shall not be entitled to assume the defense of a Third Party Claim to the extent that (i) such Third Party Claim seeks an injunction or other equitable relief against any Indemnitee or (ii) the Third Party Claim relates to or otherwise arises in connection with any criminal or regulatory enforcement action, investigation, suit or proceeding. If the Indemnitor assumes the Third Party Defense in accordance herewith, (i) the Indemnitee may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim but the Indemnitor shall control the investigation, defense and settlement thereof, (ii) the Indemnitee will not file any papers or consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnitor (not to be unreasonably withheld, conditioned or delayed), and (iii) the Indemnitor will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim to the extent such judgment or settlement provides for injunctive or equitable relief or does not expressly and unconditionally release the Indemnitee from all liabilities and obligations with respect to such Third Party Claim with prejudice without the prior written consent of the Indemnitee (not to be unreasonably withheld, delayed or conditioned). The Parties will use commercially reasonable efforts to minimize Losses from Third Party Claims and will act in good faith in responding to, defending against, settling or otherwise dealing with such claims. The Parties will also cooperate in any such defense and give each other reasonable access to all information relevant thereto. Whether or not the Indemnitor has assumed the Third Party Defense, such Indemnitor will not be obligated to indemnify the Indemnitee hereunder for any settlement entered into or any judgment that was consented to without the Indemnitor’s prior written consent (which consent was not unreasonably withheld, delayed or conditioned).

(c)               If the Indemnitor does not assume the Third Party Defense within twenty Business Days after the Indemnitees’ compliance with Section 7.4(a) or the Indemnitor is not entitled to assume the Third Party Defense pursuant to Section 7.4(b), the Indemnitee will be entitled to assume the Third Party Defense upon delivery of notice to such effect to the Indemnitor; provided that the (i) Indemnitor shall have the right to participate in the Third Party Defense at its sole cost and expense, but the Indemnitee shall control the investigation, defense and settlement thereof; and (ii) the Indemnitor will not be obligated to indemnify the Indemnitee hereunder for any settlement entered into or any judgment that was consented to without the Indemnitor’s prior written consent (which consent was not unreasonably withheld, delayed or conditioned).

Section 7.5 Indemnification Procedures for Non-Third Party Claims. The Indemnitee shall notify the Indemnitor in writing promptly of its discovery of any matter for which it is seeking or plans to seek indemnification hereunder and that does not involve a Third Party Claim, such notice shall (a) state that the Indemnitee has paid Losses or anticipates that it will incur liability for Losses for which such Indemnitee is entitled to indemnification pursuant to this Agreement, and (b) specify in reasonable detail each individual item of Loss included in the amount so stated, the date such item was paid, the basis for any anticipated liability and the nature of the misrepresentation, breach of warranty, breach of covenant or claim to which each such item is related and the computation of the amount to which such Indemnitee claims to be entitled hereunder provided, however, that a failure by an Indemnitee to include information that is incomplete or unknown shall not affect the rights of the Indemnitee or the obligations of the Indemnitee other than if the Indemnitor shall have been actually prejudiced as a result of such failure. The Indemnitee will reasonably cooperate and assist the Indemnitor in determining the validity of any claim for indemnity by the Indemnitee and in otherwise resolving such matters. Such assistance and cooperation will include providing reasonable access to and copies of information, records and documents relating to such matters, furnishing employees to assist in the investigation, defense and resolution of such matters and providing legal and business assistance with respect to such matters.

Section 7.6 Calculation of Indemnity Payments.

(a)               Each Indemnitee shall use its commercially reasonable efforts to pursue and collect on any recovery available under any insurance policies. The amount of Losses payable under this ARTICLE VII by the Indemnitor shall be reduced by any and all amounts recovered by the Indemnitee under applicable insurance policies or from any other Person alleged to be responsible therefor. If the Indemnitee receives any amounts under applicable insurance policies or from any other Person alleged to be responsible for any Losses, subsequent to an indemnification payment by the Indemnitor, then such Indemnitee shall promptly reimburse the Indemnitor for any payment made or expense incurred by such Indemnitor in connection with providing such indemnification up to the amount received by the Indemnitee, net of any reasonable expenses incurred by such Indemnitee in collecting such amount.

(b)               To the extent required by applicable Law, each Indemnitee shall take commercially reasonable steps to mitigate any Losses as soon as reasonably practicable after such Indemnitee becomes aware of any event which does, or could reasonably be expected to, give rise to any such Losses.

(c)               In no event shall any Party be liable for (and the term Losses shall exclude) any (i) consequential, lost profits, special, indirect, or diminution in value Losses unless, and solely to the extent that, such Losses (A) are, as of the Closing Date, the reasonably foreseeable or contemplated consequence of the breach giving rise to such damages and (B) can be shown with reasonable certainty, or (ii) punitive damages unless, and solely to the extent that, a Party becomes obligated to pay any punitive damages to a third party that is not an Affiliate of any Party.

(d)               For purposes of determining the amount of Losses (but not for purposes of determining whether a breach of a representation or warranty has occurred) under this Article VII, all “materiality” and “material adverse effect” qualifiers contained in any representation or warranty shall be disregarded.

(e)               Any and all amounts payable by any Indemnitor to an Indemnitee will be payable promptly directly by such Indemnitor (or its designee) by wire transfer of same-day funds in accordance with payment instructions provided by such Indemnitee.

Section 7.7 Investigations. The right of any Indemnitee to indemnification pursuant to this Article VII will not be affected by any investigation conducted or knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy of any representation or warranty, or performance of or compliance with any covenant or agreement, referred to in Sections 7.2 or 7.3.

Section 7.8 Characterization of Indemnification Payments. Except as otherwise required by applicable Law, the Parties shall treat any payment made pursuant to this Article VII as an adjustment to the purchase price for all Tax purposes.

Article VIII. TERMINATION

SECTION 8.1 Termination upon Default.

(a)              Tigress Holdings may terminate this Agreement by giving written notice to Siebert Financial, without prejudice to any rights or obligations Tigress Holdings may have, if Siebert Holdings or WPS Prime shall have materially breached any of its covenants, agreements, representations, and warranties contained in this Agreement to be performed on or prior to the Closing Date and such breach shall not be cured within fifteen (15) days following receipt by Siebert Financial of a notice describing in reasonable detail the nature of such breach.

(b)              WPS Prime and Siebert Financial may terminate this Agreement by giving written notice to Tigress Holdings, without prejudice to any rights or obligations WPS Prime and Siebert Financial may have, if Tigress Holdings shall have materially breached any of its covenants, agreements, representations, and warranties contained in this Agreement to be performed on or prior to the Closing Date and such breach shall not be cured within fifteen (15) days following receipt by Tigress Holdings of a notice describing in reasonable detail the nature of such breach.

SECTION 8.2 Termination by Siebert Financial. Siebert Financial shall have the right to terminate the Agreement in the event that Siebert Financial is unable to obtain from an independent investment banking firm or another independent firm that regularly renders fairness opinions an opinion that the consideration payable by Siebert Financial and WPS Prime hereunder is fair to Siebert Financial from a financial point of view.

SECTION 8.3 Effect of Termination. In the event that this Agreement is terminated pursuant to Section 8.1, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto, except as set forth in Article IX.

Article IX.

MISCELLANEOUS

Section 9.1 Notices. Any notice, request, demand, waiver, consent, approval or other communication that is required or permitted hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) on the date delivered by a private courier as established by the sender by evidence obtained from the courier; (c) on the date sent by email, with the original mailed by overnight courier service; or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

(i)	if to Tigress Holdings, to:

Tigress Holdings, LLC

410 Park Avenue

12th Floor

New York, NY 10022

Attn: Cynthia D. DiBartolo, CEO

with a required copy (which shall not constitute notice) to:

Tigress Holdings, LLC

410 Park Avenue

12th Floor

New York, NY 10022

Attn: Kris Taylor, Esq.

(ii)	if to WPS Prime, to:

WPS Prime Services, LLC

4141 NE 2nd Ave., Suite 201

Miami, FL 33137

Attention: Andrew Reich

Email: areich@siebert.com

with a required copy (which shall not constitute notice) to:

Mitchell Silberberg & Knupp LLP

2049 Century Park East, 18th Floor

Los Angeles, CA 90067

Attention: Mark T. Hiraide, Esq.

Email: mth@msk.com

(iii)	if to Siebert Financial Corp., to:

Siebert Financial Corp.

535 Fifth Avenue

4th Floor

New York, NY 10017

Attention: Andrew Reich

Email: areich@siebert.com

with a required copy (which shall not constitute notice) to:

Mitchell Silberberg & Knupp LLP

2049 Century Park East, 18th Floor

Los Angeles, CA 90067

Attention: Mark T. Hiraide, Esq.

Email: mth@msk.com

or to such other address or to the attention of such Person or Persons as the recipient party has specified by prior written notice pursuant to this Section 7.1 to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

Section 9.2 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

Section 9.3 Counterparts. This Agreement may be executed in counterparts, and any Party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by the other Party hereto. Any signature (including any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record) hereto or to any other certificate, agreement or document related to this transaction, and any contract formation or record-keeping through electronic means shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act, and the parties hereby waive any objection to the contrary.

Section 9.4 Entire Agreement; Third Party Beneficiaries. This Agreement, the Confidentiality Agreement, Schedules, Exhibits, Appendices and the other documents, instruments and agreements specifically referred to herein or therein or delivered pursuant hereto or thereto set forth the entire understanding of the Parties hereto with respect to the transactions contemplated by this Agreement. All Schedules, Exhibits and Appendices referred to herein are intended to be and hereby are specifically made a part of this Agreement. Any and all previous agreements and understandings between or among the Parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement. Except as provided in Article VII, this Agreement will not confer any rights or remedies upon any Person other than the Parties hereto and their respective successors and permitted assigns.

Section 9.5 Governing Law. This Agreement and the exhibits and schedules hereto shall be governed by and interpreted and enforced in accordance with the Laws of the State of New York, without giving effect to any choice of law or conflicts of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

Section 9.6 Consent to Jurisdiction; Waiver of Jury Trial. With respect to any dispute between the Parties in connection with or arising out of this Agreement, the Parties agree to submit the dispute to arbitration administered by FINRA under the FINRA Code of Arbitration Procedure for Industry Disputes (the “FINRA Code of Arbitration”) then in effect, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The dispute shall be heard exclusively in a location within the State, County and City of New York. The Parties shall attempt to agree to arbitrators from a list generated by FINRA’s Neutral List Selection System pursuant to FINRA Code of Arbitration Rule 13400. However, if they cannot agree to such arbitrators within fourteen (14) days, then the parties agree to utilize the FINRA Neutral List Selection System appointment process to appoint such arbitrators. The arbitration and the hearing will take place pursuant to the FINRA Code of Arbitration. The award shall be made within six months of the filing of the notice of intention to arbitrate (demand), and the arbitrators shall agree to comply with this schedule before accepting appointment. However, this time limit may be extended by the arbitrators for good cause shown, or by mutual agreement of the Parties. The arbitrators will have no authority to award punitive or other damages not measured by the prevailing party’s actual damages, including consequential or punitive damages. The arbitrators may determine how the costs and expenses of the arbitration shall be allocated between the parties, but they shall not award attorneys’ fees. With respect to injunctive relief in aid of arbitration, each Party hereto irrevocably submits to the exclusive jurisdiction of any state or federal court located within the County of New York in the State of New York. Each Party further agrees that service of any process, summons, notice or document by United States registered mail to such Party’s respective address set forth herein shall be effective service of process for any such action, suit or proceeding. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby or thereby in such courts, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE

TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF OR THEREOF.

Section 9.7 Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the Parties hereto without the prior written consent of the other Party. This Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns. Any attempted assignment in violation of the terms of this Section 9.7 shall be null and void, ab initio.

Section 9.8 Headings. All headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

Section 9.9 Amendments and Waivers. This Agreement may not be amended, supplemented or modified except by an instrument in writing signed on behalf of Tigress Holdings and by WPS Prime. Any term or condition of this Agreement may be waived at any time in writing by the Party against whom such waiver is sought to be entered. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. No failure by any Party to enforce a provision of this Agreement shall be deemed to be or construed as a waiver of the right to enforce same or any other term or condition of this Agreement on any future occasion.

Section 9.10 Schedules and Exhibits. Except as otherwise provided in this Agreement, all Exhibits and schedules referred to herein are intended to be and hereby are made a part of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

TIGRESS HOLDINGS LLC

By:	/s/ Cynthia D. DiBartolo
Cynthia D. DiBartolo
Chief Executive Officer

SIEBERT FINANCIAL CORP.

By:	/s/ Andrew H. Reich
Andrew H. Reich
Executive Vice-President, Chief Operating Officer, Chief Financial Officer and Secretary

WPS PRIME SERVICES, LLC

By:	/s/ Andrew H. Reich
Name:	Andrew H. Reich
Title:	Chief Financial Officer